SECURITIES AND EXCHANGE COMMISSION
     Washington, DC 20549


    FORM 8-K

  CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 20, 2010

      En2go International, Inc.
      (Exact name of registrant as specified in charter)

	Nevada                   			000-50480
(State or other jurisdiction           		(Commission File Number)
of  incorporation)


2921 West Olive Avenue, Burbank, CA	               91505
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(Address of principal executive offices)               	(Zip
							Code)

Registrant's telephone number, including area code:
(818) 433-7191
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(Former Name or Former Address, if Changed Since Last Report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e -4(c))
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Item 5.02. Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


Resignation of Director and Election of Director

Effective May 20, 2010, Paul Fishkin resigned as a director of the Company for personal reasons, and on May 24, 2010 Robert Rosner, our Chief Executive Officer, was appointed as a member of our Board of Directors to fill an existing vacancy on the Board.

Robert Rosner, 45, has served as the Chairman and Chief Executive Officer of Wataire International, Inc. (OTC BB "WATAR") since August 2005, and was reappointed as President in January 2008. Formerly he was President from August 2005 to April 2007. Mr. Rosner also currently serves as Corporate Secretary of Wataire International, Inc. He was appointed Corporate Secretary in March 2007. During his tenure with Wataire International, Inc. he was also the Vice President of Regulatory Affairs and Compliance and Corporate Secretary from August 2003 until August 2005. Wataire International, Inc. is based out of Woodland Hills, CA and engages in the manufacture, marketing, and distribution of commercial and home/office atmospheric water generation machines.

Mr. Rosner has held Directorships with Wataire International, Inc. from August 2003 to the current date and he has also served as President and director of Fortuna Silver Mines Inc., a company listed on the TSX ("FVI") and OTC BB ("FVITF"), from June 1996 to January 2005.

Robert Rosner has over 25 years of experience as a dynamic and intuitive business leader and venture capitalist. His public company experience spans the mining and oil and gas resource sectors, as well as high tech and consumer goods. He has authored sales and marketing books, and developed and led sales leadership training programs.






SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En2go International, Inc.

Date: May 24, 2010

By: /s/ Robert Rosner
--------------------
        Robert Rosner,
 Chief Executive Officer